     [LOGO]
THE PROVO GROUP



November 15, 1996



RE:    THIRD QUARTER 1996 CORRESPONDENCE
       DIVALL INSURED INCOME PROPERTIES 2, L.P. (THE "PARTNERSHIP")

Dear Limited Partner:

                         _____________________________

                         THIRD QUARTER 1996 HIGHLIGHTS


 .  Former general partner, GARY J.          .  Former general partner, PAUL E.
   DIVALL, is currently scheduled              MAGNUSON, recently pleaded
   to be sentenced on DECEMBER 2,              "no-contest" to criminal charges
   1996 for his plea of "no contest"           brought against him by the
   to criminal charges brought against         Wisconsin Attorney General's
   him by the Wisconsin Attorney               Office earlier this year.  A
   General's Office earlier this year.         sentencing hearing date has been
                                               "tentatively" scheduled for
                                               JANUARY 1997.

                   .  During the quarter, the APPLEBEE'S
                      restaurant in Port St. Lucie, Florida
                      was SOLD. (See "Property Highlights" below.)

                         _____________________________

                  THIRD QUARTER 1996 "DISTRIBUTION" HIGHLIGHTS


 .  10.4% (approx.) annualized return        .  $2,500,000 "total" amount
   from operations and other sources           distributed for the THIRD QUARTER
   and 4.1% (approx.) non-annualized           1996 which was comprised of 36%
   return of capital from the sale of          from operations and other sources
   the Applebee's based on $37,300,000         and 64% from the sale of the
   ("net" remaining initial investment).       Applebee's in Port St. Lucie,
                                               Florida.

                                   ________

                             1410 Northport Drive
                           Madison, Wisconsin 53704

                             Post Office Box 2137
                         Madison, Wisconsin 53701-2137

                                 608.244.7661
                               FAX 608.244.7663

     [LOGO]
THE PROVO GROUP

DIVALL INSURED INCOME PROPERTIES 2, L.P.
November 15, 1996
Page 2

                        _______________________________

             THIRD QUARTER 1996 "DISTRIBUTION" HIGHLIGHTS (CONT'D)


 . $54.02 per unit (approx.) for the THIRD QUARTER 1996 from both cash flow from operations and "net" cash activity from financing and investing activities.

 . $744.00 to $546.00 range of distributions per unit from the first unit sold to the last unit sold before the offering closed (February 1990), respectively. Distributions are from both cash flow from operations and "net" cash activity from financing and investing activities. (NOTE: ORIGINAL UNITS WERE PURCHASED FOR $1,000/UNIT.)

                        _______________________________

                 STATEMENTS OF INCOME AND CASH FLOW HIGHLIGHTS


 .  22% increase in OPERATING REVENUES       .  29% increase in "TOTAL" EXPENSES
   from projections.                           from projections.

 .  The Partnership experienced a            .  Rental income was $116,000 higher
   $446,000 "NET" GAIN on the sale of          than projected due to the
   an Applebee's restaurant.                   receipt of "non-budgeted" rental
                                               income as a result of the delay
 .  Operating expenses were $60,000             in closing the Applebee's sale.
   more than budgeted primarily due            In addition, percentage rents
   to fees related to the Applebee's           were received from various
   sale.                                       stores.

                . The Partnership received $35,000 during the quarter as a result of a bankruptcy settlement with Stillman Management Company, tenant of the Popeye's restaurant in Park Forest, Illinois.
                       (See "Property Highlights" below.)

                        _______________________________

                              PROPERTY HIGHLIGHTS

                                   VACANCIES
                                   ---------

 .  COUNTRY KITCHEN restaurant (Cedar Rapids, IA) was vacant at September 30,
   1996. The Partnership continues to work with prospective tenants for either the re-lease or sale of this property.

     [LOGO]
THE PROVO GROUP

DIVALL INSURED INCOME PROPERTIES 2, L.P.
November 15, 1996
Page 3


                        _______________________________

                          PROPERTY HIGHLIGHTS (CONT'D)


                               VACANCIES (CONT'D)
                               ------------------

 .  HARDEE'S restaurant (Delavan, WI) was vacant at September 30, 1996.
   Terratron, Inc., tenant of this store, CLOSED its doors during the First Quarter 1996 due to poor sales. The tenant, however, continues to make monthly rental payments for the property. The Partnership is working to re-lease this restaurant to a new tenant.

                                RENTS RECEIVABLE
                                ----------------

 .  Terratron, Inc., tenant of            . (cont'd) The Partnershis is currently
   eight (8) HARDEE'S                               negotiating with HARDEE's
   restaurants (Wisconsin and                       FOOD SYSTEMS, INC. as a
   Utah), remained current with                     prospective tenant for these
   its monthly rental payments;                     properties (except Utah and
   however, they are delinquent                     Delavan, Wisconsin).
   with their CATCH UP rental
   payments at September 30, 1996.                  Delinquencies will be cured
                                                    at the time of closing
                                                    which is scheduled to occur
                                                    during the Fourth Quarter of
                                                    1996.


                               SALE OF PROPERTIES
                               ------------------

 .  On September 30, 1996, the Partnership sold the APPLEBEE'S restaurant (Port
   St. Lucie, Florida) for $1,535,000 which resulted in a net gain of $446,000. This tenant exercised their option to purchase this property at NO LESS THAN 120% of the original cost. We disputed the basis of cost and delayed closing for 11 months facilitating the collection of additional rentals in the amount of $192,000.

                             OTHER PROPERTY MATTERS
                             ----------------------

 .  Stillman Management Company, tenant of the POPEYE'S restaurant (Park Forest,
   IL), filed Chapter 11 Bankruptcy in March 1994. Since that time, the Partnership has been monitoring and responding to the bankruptcy proceedings. (NOTE: THIS TENANT HAS REMAINED CURRENT WITH MONTHLY RENTAL PAYMENTS SINCE FILING BANKRUPTCY.)

   As part of the settlement of these bankruptcy issues, the Partnership received a promissory note in the amount of $200,000 for prior delinquent rent. In addition, the Partnership also received a $43,000 promissory note for past due percentage rents. Monthly installment payments toward these obligations began this quarter and will continue over the next 4-5 years.

DIVALL INSURED INCOME PROPERTIES 2, L.P.
November 15, 1996
Page 4


                          ============================

                             RESTORATION HIGHLIGHTS


 .  Recoveries received during the          .  The Partnership continues its
   THIRD QUARTER 1996 totalled                "discovery" phase with respect
   $13,000 (approx.) for the                  to the Boatmen's litigation.  The
   Partnership.                               trial against BOATMEN'S First
                                              National Bank of Kansas City has
 .  "Total" recoveries received TO             been "tentatively" re-scheduled
   DATE for the Partnership amount            to occur during the SECOND
   to approximately $1,881,000.               QUARTER OF 1997.

           . The Partnership is negotiating its final settlements with the
                         DiVall "PRIVATE" Partnerships.


                         ============================

                               RETURN OF CAPITAL

The following table has been updated to present the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended June 30, 1988 through September 30, 1996.

================================================================================
                                               DISTRIBUTION     CAPITAL
                                               ------------     -------
                                               ANALYSIS         BALANCE
                                               --------         -------

  Original Capital Balance                                -   $46,280,300
  Cash Flow From Operations Since Inception    $ 20,972,299             -
  Total Distributions Since Inception           (29,955,268)            -
                                               ------------

  (Return) of Capital                          $ (8,982,969)   (8,982,969)
                                               ============   -----------

  "NET" REMAINING INITIAL INVESTMENT
        BY ORIGINAL PARTNERS                              -   $37,297,331
                                                              ===========
================================================================================

    (NOTE: For a more individualized discussion of return of capital contact
                              Investor Relations.)

DIVALL INSURED INCOME PROPERTIES 2, L.P.
November 15, 1996
Page 5


                         ============================

                                ADVISORY BOARD

  The thirteenth Advisory Board meeting was held on October 29 and 30, 1996. The new Board member, Mr. Richard Otte, who replaced Mr. Michael Bloom (whose term expired September 30, 1996), was given a comprehensive orientation of the Partnerships' affairs. Mr. Otte was nominated by the Limited Partners and selected to represent DiVall Insured Income Properties 2, L.P. to serve a two
(2) year term.

  The members carrying over from the prior Board include Mr. Gerhard Zoller representing DiVall Insured Income Fund, L.P., Dr. Albert Eschen representing DiVall Income Properties 3, L.P., and Mr. Todd Witthoeft representing the broker/dealer community.

  For further information regarding the new Advisory Board member, please refer to the enclosed biographical summary.


                         ============================

                              QUESTIONS & ANSWERS


1. HAS THERE BEEN A DECISION MADE REGARDING THE PARTNERSHIP'S LIQUIDATION ALTERNATIVES OR THE POSSIBILITY OF REPOSITIONING ITS ASSETS?

 . As a result of the feedback we received from investors in DiVall Insured Income Properties 2, L.P. (survey results enclosed), it has been recommended that the Partnership be dissolved over the next 3-5 years.
     In the interim, management will continue to work aggressively to maximize the values of the Partnership's asset portfolio.

     WE APPRECIATE THE FEEDBACK WE RECEIVED FROM THE SURVEY. THANK YOU FOR YOUR PARTICIPATION.

2. WHAT ARE MY "IMMEDIATE" LIQUIDATION OPTIONS FOR INTERESTS IN THE
   PARTNERSHIP?

  . The only option for immediate liquidation of interests, at this time, is through the secondary market. According to current secondary market trading information provided to management, interests in the Partnership are selling between $375-$520 per unit.

     IT IS IMPORTANT TO NOTE THAT PERIODICALLY YOU MAY RECEIVE DIRECT "SOLICITATIONS" OF YOUR INTERESTS BY THIRD PARTIES. WE DO NOT CONTROL NOR SUPPORT THESE SOLICITATION EFFORTS. WE STRONGLY URGE YOU TO THOROUGHLY REVIEW ALL YOUR OPTIONS AND UNDERSTAND EACH SOLICITOR'S MOTIVATION. WE ENCOURAGE YOU TO CONTACT US IF YOU HAVE ANY QUESTIONS ABOUT YOUR INVESTMENT.

DIVALL INSURED INCOME PROPERTIES 2, L.P.
November 15, 1996
Page 6


                        ==============================
                         QUESTIONS & ANSWERS (CONT'D)


3. WHEN CAN I EXPECT TO RECEIVE MY SCHEDULE K-1 FOR 1996?

  . Our current schedule for mailing all 1996 Schedule K-1's for your Partnership and its affiliated partnerships is no later than March 14, 1997.

4. WHEN WILL 1996 PER UNIT VALUES BE AVAILABLE FOR MY INVESTMENT IN THE PARTNERSHIP?

  . The Partnership's 1996 "year-end" valuation information is tentatively scheduled to be available by the First Quarter of 1997. We will include this information in our 1996 Annual Reports which we plan to mail by early April 1997.

5. WHEN CAN I EXPECT MY NEXT DISTRIBUTION MAILING?

  . Your next scheduled distribution correspondence for the Fourth Quarter of 1996 will be mailed on February 14, 1997.


As always, if you have any questions or need additional information, please
contact Investor Relations at 1-800-547-7686 or 1-608-244-7661.   All written
inquiries may be mailed or faxed to our "NEW" location:


                             THE PROVO GROUP, INC.

       Post Office Box 2137                   1410 Northport Drive
       Madison, Wisconsin  53701-2137         Madison, Wisconsin  53704

                               (FAX 608-244-7663)


Sincerely,
THE PROVO GROUP, INC.


By:/s/ Brenda Bloesch                     By:/s/ Kristin Atkinson
   ------------------------------            ---------------------------------
   Brenda Bloesch                            Kristin Atkinson
   Director of Investor Relations            V.P. - Finance and Administration

Enclosures

                    DIVALL INSURED INCOME PROPERTIES 2 L.P.
                  STATEMENTS OF INCOME AND CASH FLOW CHANGES
              FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 1996

--------------------------------------------------------------------------------------------------------------
                                                                     PROJECTED      ACTUAL        VARIANCE
                                                                   -------------------------------------------
                                                                        3RD           3RD
                                                                      QUARTER       QUARTER        BETTER
                                                                      9/30/96       9/30/96        (WORSE)
                                                                     ---------    -----------    -----------
  OPERATING REVENUES
    Rental income                                                    $ 741,957    $   857,490    $   115,533
    Direct financing interest                                           14,517         14,426            (91)
    Interest income                                                     17,123         20,272          3,149
    Recovery of amounts previously written off                               0         12,925         12,925
    Gain on sale of assets                                                   0        445,772        445,772
    Other income                                                             0         35,859         35,859
                                                                     ---------    -----------    -----------
  TOTAL OPERATING REVENUES                                           $ 773,597    $ 1,386,744    $   613,147
                                                                     ---------    -----------    -----------
  OPERATING EXPENSES
    Insurance                                                        $   7,795    $     7,371    $       424
    Management fees                                                     43,182         43,098             84
    Restoration fees                                                         0            517           (517)
    Overhead allowance                                                   3,600          3,591              9
    Advisory Board                                                       4,600          4,446            154
    Administrative                                                      16,058         23,157         (7,099)
    Professional services                                                  473          2,197         (1,724)
    Auditing                                                            12,000         13,239         (1,239)
    Legal                                                               11,600         13,721         (2,121)
    Disposition fees                                                         0         46,000        (46,000)
    Defaulted tenants                                                      300          2,269         (1,969)
                                                                     ---------    -----------    -----------
  TOTAL OPERATING EXPENSES                                           $  99,608    $   159,606    $   (59,998)
                                                                     ---------    -----------    -----------
  GROUND RENT                                                        $  30,945    $    31,124    $      (179)
                                                                     ---------    -----------    -----------
  INTEREST EXPENSE                                                          $0             $0    $         0
                                                                     ---------    -----------    -----------
  INVESTIGATION AND RESTORATION EXPENSES                             $   1,212    $     8,901    $    (7,689)
                                                                     ---------    -----------    -----------
  NON-OPERATING EXPENSES
    Depreciation                                                     $ 123,291    $   129,489    $    (6,198)
    Amortization                                                           201            201              0
                                                                     ---------    -----------    -----------
  TOTAL NON-OPERATING EXPENSES                                       $ 123,492    $   129,690    $    (6,198)
                                                                     ---------    -----------    -----------
  TOTAL EXPENSES                                                     $ 255,257    $   329,321    $   (74,064)
                                                                     ---------    -----------    -----------
  NET INCOME                                                         $ 518,340    $ 1,057,423    $   539,083

                                                                                                  VARIANCE
                                                                                                 -----------
  OPERATING CASH RECONCILIATION:
    Depreciation and amortization                                      123,492        129,690          6,198
    Recovery of amounts previously written off                               0        (12,925)       (12,925)
    Gain on sale of assets                                                   0       (445,772)      (445,772)
    (Increase) Decrease in current assets                               (6,607)       121,304        127,911
    Increase (Decrease) in current liabilities                          (8,236)        64,051         72,287
    Decrease in Security Deposits                                            0        (12,975)       (12,975)
    (Increase) Decrease in cash reserved for payables                    6,000         20,000         14,000
    Advance from/(to) future cash flows for current distributions      (22,000)             0         22,000
                                                                     ---------    -----------    -----------
   Net Cash Provided From Operating Activities                       $ 610,989    $   920,796    $   309,807
                                                                     ---------    -----------    -----------

  CASH FLOWS FROM (USED IN) INVESTING
    AND FINANCING ACTIVITIES
    Payments received from affiliated partnerships                           0              0              0
    Recoveries from former G.P. affiliates                                   0         12,925         12,925
    Principal received on equipment leases                              39,452         40,909          1,457
    Sale of Investment Properties                                            0      1,534,610      1,534,610
    Principal payments on mortgage notes                                     0              0              0
                                                                     ---------    -----------    -----------
   Net Cash Provided From Investing And Financing
    Activities                                                       $  39,452    $ 1,588,444    $ 1,548,992
                                                                     ---------    -----------    -----------

   Total Cash Flow For Quarter                                       $ 650,441    $ 2,509,240    $ 1,858,799

   Cash Balance Beginning of Period                                    931,259      2,137,845      1,206,586
   Less 2nd quarter distributions paid 8/96                           (650,000)    (1,650,000)    (1,000,000)
   Change in cash reserved for payables or future distributions         16,000        (20,000)       (36,000)
                                                                     ---------    -----------    -----------
   Cash Balance End of Period                                        $ 947,700    $ 2,977,085    $ 2,029,385

   Cash reserved for 3rd quarter L.P. distributions                   (650,000)    (2,500,000)    (1,850,000)
   Cash reserved for future distributions                                    0        (40,000)       (40,000)
   Cash reserved for payment of payables                              (138,000)      (250,000)      (112,000)
                                                                     ---------    -----------    -----------
   Unrestricted Cash Balance End of Period                           $ 159,700    $   187,085    $    27,385
                                                                     =========    ===========    ===========
--------------------------------------------------------------------------------------------------------------
                                                                     PROJECTED      ACTUAL        VARIANCE
                                                                   -------------------------------------------
*  Quarterly Distribution                                            $ 650,000    $ 2,500,000    $ 1,850,000
   Mailing Date                                                       11/15/96     (enclosed)         -
--------------------------------------------------------------------------------------------------------------

* Refer to distribution letter for detail of quarterly distribution.

                                                                                      ---------------------------------------------
PROJECTIONS FOR                                                                       |ORIGINAL EQUITY                 $25,000,000|
DISCUSSION PURPOSES                                                                   |NET DISTRIBUTION OF                        |
                                                                                      | CAPITAL SINCE INCEPTION        $ 2,423,994|
                                                                                      |                             --------------|
                                                                                      |CURRENT EQUITY                  $22,576,006|
                                                                                      ------------------------------==============-
                                    DIVALL INSURED INCOME PROPERTIES L.P.
                                           1996 PROPERTY SUMMARY
                                      AND RELATED ESTIMATED RECEIPTS

PORTFOLIO
                                         ----------------------------------      -------------------------------------------
                                                   REAL ESTATE                                   EQUIPMENT
                                         ----------------------------------      -------------------------------------------
--------------------------------                        BASE        %             LEASE                 LEASE *     %  *
CONCEPT           LOCATION                 COST         RENT      YIELD         EXPIRATION      COST    RECEIPTS   RETURN
--------------------------------         ----------------------------------      -------------------------------------------
CHI CHI'S         GRAND FORKS, ND           984,801         0      0.00%
CHI CHI'S         EAU CLAIRE, WI          1,042,730   136,260     13.07%

VACANT LAND       COL. SPRINGS, CO          356,549         0      0.00%

DENNY'S**         GLENDALE, AZ            1,105,926    95,000      8.59%                       68,744        0      0.00%
DENNY'S**         SCOTTSDALE, AZ          1,051,157   107,500     10.23%                       40,553        0      0.00%
DENNY'S**         MESA, AZ                1,028,036    82,100      7.99%                       39,218        0      0.00%
DENNY'S**         PEORIA, AZ              1,105,926    93,000      8.41%                       58,781        0      0.00%
BW-III            HOPKINS, MN               795,050    66,000      8.30%       1/15/2000      190,000   37,860     19.93%
DENNY'S           BEAVER DAM, WI            659,299    66,000     10.01%       3/31/2000      190,000   37,860     19.93%

FAZOLI'S          DES MOINES, IA            565,476    45,500      8.05%                       39,600        0      0.00%

HARDEE'S          FOND DU LAC, WI         1,026,931    90,000      8.76%

POPEYE'S          CHICAGO, IL               473,968    63,180     13.33%
POPEYE'S          CHICAGO, IL               610,893    81,420     13.33%
POPEYE'S          CHICAGO, IL               484,501    64,620     13.34%
POPEYE'S          CHICAGO, IL               610,893    81,420     13.33%
POPEYE'S          CHICAGO, IL               437,105    58,260     13.33%
POPEYE'S          CHICAGO, IL               631,958    84,180     13.32%
POPEYE'S          CHICAGO, IL               579,295    77,280     13.34%

PORTERHOUSE       CHICAGO, IL               905,807         0      0.00%

TACO CABANA       ARLINGTON, TX           1,474,569   132,000      8.95%
TACO CABANA       DALLAS, TX              1,369,243   132,000      9.64%
TACO CABANA       DALLAS, TX              1,257,596   132,000     10.50%
TACO CABANA       DALLAS, TX              1,308,153   132,000     10.09%
--------------------------------         ----------------------------------      -------------------------------------------

--------------------------------         ----------------------------------      -------------------------------------------
PORTFOLIO TOTALS (23 PROPERTIES)         19,865,862 1,819,720      9.16%                      626,896   75,720     12.08%
--------------------------------         ----------------------------------      -------------------------------------------

OUTSTANDING DEBT

                                         ----------------------------------     -------------------------------------
                                           AMOUNT      ANNUAL     CURRENT         AMOUNT        ANNUAL      CURRENT
--------------------------------            OWED        DEBT      INTEREST         OWED          DEBT       INTEREST
MORTGAGED PROPERTIES                       9/30/96     SERVICE      RATE          9/30/96       SERVICE       RATE
--------------------------------         ----------------------------------     -------------------------------------
DENNY'S           HOPKINS, MN               107,613     14,783     10.75%         179,355       24,637    10.75%
DENNY'S           BEAVER DAM, WI             70,837      8,726      9.50%         177,714       21,514     9.50%
MULTIPLE STORES   AZ, TX                    600,000          0      8.50%
--------------------------------         ----------------------------------     -------------------------------------

--------------------------------         ----------------------------------     -------------------------------------
TOTALS                                      778,450     23,509      -             357,069       46,151     -
--------------------------------         ----------------------------------     -------------------------------------

--------------------------------         ----------------------------------     -------------------------------------
NET AFTER DEBT                           19,087,412  1,796,211      9.41%         269,827       29,569    10.96%
--------------------------------         ----------------------------------     -------------------------------------


                                         ----------------------------------      -------------
                                                     TOTALS                         TOTAL %
                                         ----------------------------------      ON 22,576,006
--------------------------------                                                    EQUITY
CONCEPT           LOCATION                INVESTED    RECEIPTS *  RETURN *           RAISE
--------------------------------         ----------------------------------      -------------
CHI CHI'S         GRAND FORKS, ND           984,801         0      0.00%
CHI CHI'S         EAU CLAIRE, WI          1,042,730   136,260     13.07%

VACANT LAND       COL. SPRINGS, CO          356,549         0      0.00%

DENNY'S**         GLENDALE, AZ            1,174,670     95,000      8.09%
DENNY'S**         SCOTTSDALE, AZ          1,091,710    107,500      9.85%
DENNY'S**         MESA, AZ                1,067,254     82,100      7.69%
DENNY'S**         PEORIA, AZ              1,164,707     93,000      7.98%
BW-III            HOPKINS, MN               985,050    103,860     10.54%
DENNY'S           BEAVER DAM, WI            849,299    103,860     12.23%

FAZOLI'S          DES MOINES, IA            605,076     45,500      7.52%

HARDEE'S          FOND DU LAC, WI         1,026,931     90,000      8.76%

POPEYE'S          CHICAGO, IL               473,968     63,180     13.33%
POPEYE'S          CHICAGO, IL               610,893     81,420     13.33%
POPEYE'S          CHICAGO, IL               484,501     64,620     13.34%
POPEYE'S          CHICAGO, IL               610,893     81,420     13.33%
POPEYE'S          CHICAGO, IL               437,105     58,260     13.33%
POPEYE'S          CHICAGO, IL               631,958     84,180     13.32%
POPEYE'S          CHICAGO, IL               579,295     77,280     13.34%

PORTERHOUSE       CHICAGO, IL               905,807          0      0.00%

TACO CABANA       ARLINGTON, TX           1,474,569    132,000      8.95%
TACO CABANA       DALLAS, TX              1,369,243    132,000      9.64%
TACO CABANA       DALLAS, TX              1,257,596    132,000     10.50%
TACO CABANA       DALLAS, TX              1,308,153    132,000     10.09%
--------------------------------         ----------------------------------      -------------

--------------------------------         ----------------------------------      -------------
PORTFOLIO TOTALS (23 PROPERTIES)         20,492,758  1,895,440      9.25%                8.40%
--------------------------------         ----------------------------------      -------------

OUTSTANDING DEBT

                                         ----------------------
                                           AMOUNT      ANNUAL
--------------------------------            OWED        DEBT
MORTGAGED PROPERTIES                       9/30/96     SERVICE
--------------------------------         ----------------------
DENNY'S           HOPKINS, MN               286,968     39,420
DENNY'S           BEAVER DAM, WI            248,551     30,240
MULTIPLE STORES   AZ, TX                    600,000          0
--------------------------------         ----------------------

--------------------------------         ----------------------
TOTALS                                    1,135,519     69,660
--------------------------------         ----------------------

--------------------------------         ----------------------------------      -------------
NET AFTER DEBT                           19,357,239  1,825,780     9.43%                8.09%
--------------------------------         ----------------------------------      -------------

*   A portion of the amounts disclosed include a return of principal.
** Rent is based on 12.5% of monthly sales. Rent projected for 1996 is based on 1995 sales levels.

PROJECTIONS FOR
DISCUSSION PURPOSES

                                                                                   -----------------------------------------------
                                                                                   ORIGINAL EQUITY                     $46,280,300
                              DIVALL INSURED INCOME PROPERTIES 2 LP                NET DISTRIBUTION OF
                                    1996 PROPERTY SUMMARY                           CAPITAL SINCE INCEPTION             $8,982,969
                                 AND RELATED ESTIMATED RECEIPTS                                                        -----------
                                                                                   CURRENT EQUITY                      $37,297,331
                                                                                                                       ===========
                                                                                   -----------------------------------------------
PORTFOLIO         (Note 1)
                                                REAL ESTATE                                         EQUIPMENT
                                      -------------------------------      --------------------------------------------
                                                     ANNUAL                   LEASE                    ANNUAL
                                                      BASE        %         EXPIRATION                 LEASE        %
CONCEPT           LOCATION                COST        RENT      YIELD          DATE           COST    RECEIPTS    RETURN
----------------------------------    -------------------------------      ---------------------------------------------
POPEYE'S          PARK FOREST, IL        580,938     77,280     13.30%

SUNRISE PS        PHOENIX, AZ          1,084,503    127,920     11.80%       12/31/96        79,219    16,373     20.67%
                                                                             06/30/97        19,013     3,930     20.67%
VILLAGE INN       GRAND FORKS, ND        739,375     84,000     11.36%

WENDY'S           AIKEN, SC              633,750     90,480     14.28%
WENDY'S           CHARLESTON, SC         580,938     77,280     13.30%
WENDY'S           N. AUGUSTA, SC         660,156     87,780     13.30%
WENDY'S           AUGUSTA, GA            728,813     96,780     13.28%
WENDY'S           CHARLESTON, SC         596,781     76,920     12.89%
WENDY'S           AIKEN, SC              776,344     96,780     12.47%
WENDY'S           AUGUSTA, GA            649,594     86,160     13.26%
WENDY'S           CHARLESTON, SC         528,125     70,200     13.29%
WENDY'S           MT. PLEASANT, SC       580,938     77,280     13.30%
WENDY'S           MARTINEZ, GA           633,750     84,120     13.27%

HALLANDALE TAG    HALLANDALE, FL         792,188     30,000      3.79%
----------------------------------    -------------------------------                     -----------------------------
PORTFOLIO TOTALS (36 Properties)      26,457,056  2,825,332     10.68%                    2,772,876   215,531      7.77%
----------------------------------    -------------------------------                     -----------------------------



                                                   TOTALS                TOTAL % ON
                                      ------------------------------     $37,297,331
                                                    TOTAL                  EQUITY
CONCEPT           LOCATION               COST      RECEIPTS    RETURN        RAISE
---------------------------------------------------------------------    -----------
POPEYE'S          PARK FOREST, IL        580,938     77,280    13.30%

SUNRISE PS        PHOENIX, AZ          1,182,735    148,222    12.53%

VILLAGE INN       GRAND FORKS, ND        739,375     84,000    11.36%

WENDY'S           AIKEN, SC              633,750     90,480    14.28%
WENDY'S           CHARLESTON, SC         580,938     77,280    13.30%
WENDY'S           N. AUGUSTA, SC         660,156     87,780    13.30%
WENDY'S           AUGUSTA, GA            728,813     96,780    13.28%
WENDY'S           CHARLESTON, SC         596,781     76,920    12.89%
WENDY'S           AIKEN, SC              776,344     96,780    12.47%
WENDY'S           AUGUSTA, GA            649,594     86,160    13.26%
WENDY'S           CHARLESTON, SC         528,125     70,200    13.29%
WENDY'S           MT. PLEASANT, SC       580,938     77,280    13.30%
WENDY'S           MARTINEZ, GA           633,750     84,120    13.27%

HALLANDALE TAG    HALLANDALE, FL         792,188     30,000     3.79%
----------------------------------    ------------------------------     ----------
PORTFOLIO TOTALS (36 Properties)      29,229,932  3,040,864    10.40%          8.15%
----------------------------------    ------------------------------     ----------


Note 1: This property summary includes only current property and equipment held by the Partnership.
          Equipment lease receipts shown include a return of capital.

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--------------------------------------------------------------------------------

                           BIOGRAPHICAL SUMMARY FOR
                           ------------------------
                                RICHARD W. OTTE
                                ---------------

Current Position: Mr. Otte is in his sixth year as an Editorial Board member and editorial writer for The Volusian, a DeLand, Florida, subsidiary of the News-Journal Corporation in Daytona Beach, Florida.

Experience: Mr. Otte retired in 1988 after 34 years with the Dispatch Printing Co., serving his last eight years as Managing Editor of the Columbus Dispatch and as a member of its Operating Committee. He previously was the executive sports editor of the newspaper in Ohio's capital city. Mr. Otte's 49 years in professional journalism also include news reporting, editing and sports assignments with the Daytona Journal Herald and Springfield News-Sun. He was co-owner of the Daytona Beach Astros professional baseball club in 1979-1980.

Affiliations: Mr. Otte is a Life Member of the National Amateur Athletic Union as well as past president of the Ohio AAU, Ohio Associated Press Society and Ohio AP Sports Writers Association. He was a founder and past president of the Central Ohio Swimming Association.

Personal: Mr. Otte and wife Marjory reside in the Spruce Creek Fly-In Community near Daytona Beach. Both are graduates of Wittenberg University. Mr. Otte was presented the Ohio Associated Press Special Recognition Award in 1986, Wittenberg's Distinguished Graduate Award in 1987 and a Sigma Delta Chi Professional Journalism Society Appreciation Award in 1988.

--------------------------------------------------------------------------------

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
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                        DIVALL INSURED INCOME PROPERTIES 2, L.P. - INVESTMENT SURVEY RESPONSE SUMMARY SHEET

Total Number of DiVall 2 Investors = 2,746                                       Total Number of DiVall 2 Investor Responses = 900

Total Number of Units in DiVall 2 = 46,280.3                                     Total Number of DiVall 2 Unit Responses = 15,659.75

                                            Total Investor Response Percentage   32.77%

                                            Total Unit Response Percentage       33.84%

                                            Strongly For          For            No Opinion         Against      Strongly Against
                                         ----------------- ----------------- ----------------- ----------------- ----------------
                                         Investors  Units  Investors  Units  Investors  Units  Investors  Units  Investors  Units
                                         ---------  ------ ---------  ------ ---------  ------ ---------  ------ ---------  ------
Maximize values for future liquidation.    64.78%   65.13%   18.44%   15.82%   11.22%   11.96%    3.78%    4.58%    1.78%    2.51%

Create additional current liquidity
  alternatives.                            24.78%   19.56%   25.22%   28.40%   35.89%   37.33%    7.89%    8.80%    6.22%    5.92%

Create long-term income and preserve
  tax advantages.                          22.22%   23.13%   20.00%   19.47%   27.78%   27.57%   14.44%   17.91%   15.56%   11.93%

Grow the portfolio through reinvestment
  of distributions; additional L.P.
  investment; and/or debt financing         7.22%    5.97%    6.44%    5.46%   25.56%   25.52%   21.22%   22.28%   38.56%   40.78%

------------------------------------------------------------------------------------------------------------------------------------